UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2019

ARMSTRONG FLOORING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37589	47-4303305
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3025 Lancaster, Pennsylvania		17603
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (717) 672-9611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AFI	New York Stock Exchange

Item 8.01 Other Events

On May 3, 2019 Armstrong Flooring, Inc. (the “Company”) announced the May 2, 2019 appointments of (i) Larry S. McWilliams, the Company’s Chair of the Board of Directors (the “Board”), to the position of Interim Chief Executive Officer of the Company and (ii) James C. Melville as the Lead Independent Director of the Board. In light of such announcements, the Company wishes to confirm the current structure of the Board’s four standing committees, all effective as of June 1, 2018, as set forth below:

Audit Committee	Finance Committee	Management Development and Compensation Committee	Nominating and Governance Committee
Michael W. Malone, Chair Kathleen S. Lane Jeffrey Liaw Michael F. Johnston	Jeffrey Liaw, Chair Michael F. Johnston Michael W. Malone James C. Melville Jacob H. Welch	Michael F. Johnston, Chair Kathleen S. Lane James C. Melville James J. O’Connor Jacob H. Welch	James C. Melville, Chair Kathleen S. Lane Michael W. Malone James J. O’Connor

Mr. McWilliams does not serve on any standing committees of the Board.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG FLOORING, INC.

By:	/s/ Christopher S. Parisi
Christopher S. Parisi
Senior Vice President, General Counsel & Secretary

Date: May 16, 2019